                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): AUGUST 15, 2000

                           IRON MOUNTAIN INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                  PENNSYLVANIA
         (State or Other Jurisdiction of Incorporation or Organization)

       1-13045                                          23-2588479
(Commission file number)                    (I.R.S. Employer Identification No.)


                745 ATLANTIC AVENUE, BOSTON, MASSACHUSETTS 02111
          (Address of Principal Executive Offices, Including Zip Code)

                                 (617) 535-4766
              (Registrant's Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(b) Pro forma Financial Information

During 1999 and 2000, the Company acquired several businesses. The following represents the unaudited pro forma condensed consolidated financial statements for certain businesses acquired by the Company in 1999 and 2000, and certain other transactions. Pursuant to Article 11 of Regulation S-X, pro forma effect has only been given to acquired businesses for which the Company has previously filed audited financial statements in accordance with Rule 3-05 of Regulation S-X.

                                                                         PAGE

     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the six months ended June 30, 2000                 2

     Unaudited Pro Forma Condensed Consolidated Statement of
        Operations for the year ended December 31, 1999                   3

     Schedule A- Schedule of 1999 Pro Forma Acquisitions for
        the year ended December 31, 1999                                  4

     Notes to Unaudited Pro Forma Condensed Consolidated
        Financial Statements                                              5-13

                           IRON MOUNTAIN INCORPORATED
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The term pro forma transactions, as used in the accompanying pro forma condensed consolidated financial statements and notes thereto, is defined as certain of our 1999 and 2000 acquisitions and certain financing transactions and includes the following: (a) the acquisitions of Iron Mountain Europe Limited ("Iron Mountain Europe") (50.1% interest), First American Records Management Inc. ("FARM"), Data Base, Inc. ("Data Base"), MAP, S.A. (Memogarde) ("Memogarde") by Iron Mountain Europe, Central File, Inc. ("Central File"), Sistemas de Archivo Corporativo, S. de R.L. de C.V. (50.1% interest) ("Sistemas de Archivo Corporativo"), Stortext (Holdings) Ltd. ("Stortext") by Iron Mountain Europe, Midtown Professional Records Center, Inc. ("Midtown"), Pierce Leahy Corp. ("Pierce Leahy"), and Data Storage Center, Inc. ("DSC"); (b) the issuance of $150 million 8 1/4% senior subordinated notes in April 1999; (c) the sale of 5.8 million shares of common stock in May 1999; (d) Iron Mountain's repurchase of shares issued in connection with the Data Base acquisition for $39.5 million on May 18, 1999 and (e) the Company's amendment to its revolving credit facility effective February 1, 2000, as if each had occurred as of January 1, 1999. The pro forma condensed consolidated financial statements separately present the pro forma effects of the DSC acquisition and the Pierce Leahy merger. You should read the pro forma financial statements in conjunction with our Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 1, 2000, May 4, 2000, and May 15, 2000; our 1999 Annual Report on Form 10-K filed with the SEC on March 30, 2000; and our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2000 and August 14, 2000.

     The following Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended December 31, 1999 and the six months ended June 30, 2000 give effect to the pro forma transactions described above, as if each had occurred as of January 1, 1999. Pursuant to certain SEC Rules and Regulations, the Pro Forma Financial Statements do not include results of operations, or pro forma adjustments, for nine acquisitions completed in 1999 and three acquisitions completed in 2000 that are not defined herein as the 1999 Pro Forma Acquisitions or shown as a 2000 acquisition. The aggregate pro forma revenues of those 1999 and 2000 acquisitions not included in the pro forma condensed consolidated financial statements were $8.0 million and $1.3 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively. In addition, the Pro Forma Statements of Operations do not include the results of operations for acquisitions completed by Pierce Leahy in 1999. Pro forma adjustments are described in the accompanying notes.

     The Pro Forma Financial Statements do not give effect to estimated annual net cost savings of $15.0 million associated with the Pierce Leahy acquisition. Management expects to achieve this annual level of savings within three years after the merger. Further, the Pro Forma Financial Statements do not reflect any further costs associated with integrating the two companies as it is not practicable to quantify these costs at this time. These costs may be material to Iron Mountain's results of operations. Depending upon management's plans and the nature and timing of the costs, the costs may be accounted for as part of the acquisition accounting, as a post-combination restructuring charge, as operating expenses in the period incurred or as capital expenditures. Furthermore, the Pro Forma Statements of Operations do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the 1999 Pro Forma Acquisitions and DSC included in these pro forma financial statements.

     In June 1999, Iron Mountain decided to sell its information technology staffing business, Arcus Staffing Resources, Inc. ("Arcus Staffing"), which was acquired in January 1998 as part of its acquisition of Arcus Group, Inc. Effective November 1, 1999, Iron Mountain completed the sale of substantially all of the assets of Arcus Staffing. Iron Mountain has accounted for the sale of Arcus Staffing as a discontinued operation.

     Iron Mountain has accounted for its acquisitions and the related real estate transactions using the purchase method of accounting.

     The Pro Forma Statements of Operations do not necessarily indicate the actual results of operations that Iron Mountain would have reported if the pro forma transactions described above had occurred as of January 1, 1999, nor do they necessarily indicate the results of future operations. In the opinion of Iron Mountain's management, all adjustments and disclosures necessary to fairly present these pro forma financial statements have been made.

     On August 14, 2000, Iron Mountain entered into an amended and restated revolving credit agreement (the "Amended Credit Agreement"). The Amended Credit Agreement replaces the Company's prior credit facility, increases the aggregate principal amount available to $750 million and includes two tranches of term debt. Tranches A and B represent term loans to the Company in principal amounts of $150 million and $200 million, respectively. The Tranche A term loan and the revolving credit component of the Amended Credit
Agreement mature on January 31, 2005, while the Tranche B term loan matures on February 28, 2006. The interest rate on borrowings under the Amended
Credit Agreement varies depending on the Company's choice of base rates, plus an applicable margin. Restrictive covenants under this agreement are similar to those under the Company's prior credit facility.

     There was no impact to the interest rates under the Amended Credit Agreement, except for the Tranche B term loan, which has an interest rate of
 .75% higher than the remainder of the facility. The pro forma effect of the additional interest expense, net of commitment fees, that would have been incurred if this Amended Credit Agreement had been in effect since January 1, 1999 is $13.5 million for the year ended December 31, 1999 and $5.7 for the six months ended June 30, 2000. The pro forma increase in net loss is $8.1 million for the year ended December 31, 1999 and $3.4 for the six months ended June 30, 2000, respectively. These adjustments are not reflected in the accompanying pro forma financial statements.

     The term loans under the Amended Credit Agreement have been used to pay down the revolving credit line, thereby creating an excess cash position. The accompanying pro forma financial statements do not reflect the interest income on the excess cash balance.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                          PRO FORMA
                                                   HISTORICAL     ----------------------                          PRO FORMA
                                             --------------------   PIERCE     FOR PIERCE    HISTORICAL   -----------------------
                                               IRON     PIERCE       LEAHY        LEAHY     DATA STORAGE  DATA STORAGE     IRON
                                             MOUNTAIN   LEAHY (1) ADJUSTMENTS  ACQUISITION   CENTER(2)     ADJUSTMENTS   MOUNTAIN
                                             --------   --------- -----------  ----------   ------------  ------------   --------
 Revenues:
    Storage                                   $ 273,384    $ 17,476    $     --    $ 290,860    $  4,253    $     --    $ 295,113
    Service and Storage Material Sales          191,318      12,701          --      204,019       2,230          --      206,249
                                              ---------   ---------    --------    ---------   ---------   ---------    ---------
       Total Revenues                           464,702      30,177          --      494,879       6,483          --      501,362

 Operating Expenses:
    Cost of Sales (Excluding Depreciation)      226,431      18,189     (2,363)(E)   242,257       2,544          77(A)   244,878
    Selling, General and Administrative         118,181       3,592      2,363 (F)   124,136       2,042          --      126,178
    Depreciation and Amortization                57,947       3,708        258 (G)    61,913         471         418(B)    62,802
    Foreign Currency Exchange                        --         147       (147)(H)        --          --          --           --
    Stock Option Compensation Expense            14,939          --         --        14,939          --          --       14,939
    Merger-related Expenses(3)                    4,391       4,438     (3,232)(I)     5,597          --          --        5,597
                                              ---------   ---------   --------     ---------   ---------   ---------    ---------
       Total Operating Expenses                 421,889      30,074     (3,121)      448,842       5,057         495      454,394

 Operating Income                                42,813         103      3,121        46,037       1,426        (495)      46,968

 Interest Expense                                54,028       4,724       (402)(J)    58,350         111       1,058(C)    59,519
 Other Expense, net                               4,480          --        147 (K)     4,627          --          --        4,627
                                              ---------   ---------   ---------    ---------   ---------   ---------    ---------
 Income (Loss) Before Provision
    (Credit) for Income Taxes and
    Minority Interest                           (15,695)     (4,621)     3,376       (16,940)      1,315      (1,553)     (17,178)

 Provision (Credit) for Income Taxes             18,376        (324)     1,348(L)     19,400         525        (621)(D)   19,304
 Minority Interests in losses of
  subsidiaries                                     (443)         --         --          (443)         --          --         (443)
                                              ---------   ---------  ---------     ---------   ---------   ---------    ---------
 Income (Loss) from Continuing Operations     $ (33,628)   $ (4,297)   $ 2,028      $(35,897)     $  790     $  (932)   $ (36,039)
                                              =========   =========  =========     =========   =========   =========    =========

 Loss from Continuing Operations per
  Common Share-Basic and Diluted                 $(0.66)                              $(0.66)                              $(0.66)
                                              =========                            =========                            =========
 Weighted Average Common Shares
    Outstanding-Basic and Diluted                51,292                  3,199(M)     54,491                               54,491
                                              =========   =========  =========     =========   =========   =========    =========
 EBITDA(4)                                    $ 120,090    $  8,396   $     --     $ 128,486    $  1,897     $   (77)   $ 130,306
                                              =========   =========  =========     =========   =========   =========    =========

---------
(1) Represents the historical results of operations of Pierce Leahy prior to the acquisition date, February 1, 2000.

(2) Represents the historical results of operations of DSC prior to the acquisition date, May 1, 2000.

(3) Merger-related expenses are certain expenses directly related to the Company's merger with Pierce Leahy that cannot be capitalized and include costs of exiting certain facilities, severance and pay-to-stay payments, system conversion costs and other transaction-related costs.

(4) EBITDA is defined as earnings before interest, taxes, depreciation, amortization, extraordinary items, other income, foreign currency exchange, merger-related expenses and stock option compensation expense.


    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         HISTORICAL             PRO FORMA ADJUSTMENTS         PRO                 PRO FORMA
                              ----------------------------- -----------------------------    FORMA   HISTORICAL -----------------
                                           1999                                               IRON       DATA     DSC
                                 IRON    ACQUISI-   PIERCE       1999                       MOUNTAIN   STORAGE   ADJUST-   IRON
                               MOUNTAIN  TIONS (1)   LEAHY  ACQUISITIONS (2) PIERCE LEAHY  BEFORE DSC   CENTER    MENTS  MOUNTAIN
                              ---------  ---------  ------- ---------------- ------------  ---------- ----------- ------ ---------
Revenues:
  Storage .................... $317,387   $18,962   $190,095    $  --          $    --       $526,444  $11,536    $ --    $537,980
  Service and Storage
    Material Sales ...........   202,162    7,154    152,167       --               --        361,483    5,736      --     367,219
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
      Total Revenues .........   519,549   26,116    342,262       --               --        887,927   17,272      --     905,199
Operating Expenses:
  Cost of Sales (Excluding
    Depreciation) ............   260,930   12,618    191,510       --           (20,393) (E)  444,665    7,313     328 (A) 452,306
  Selling, General and
    Administrative ...........   128,948   15,882     45,856    (9,396) (N)      28,716  (F)  210,006    5,649      --     215,655
  Depreciation and
    Amortization .............    65,422    2,477     43,655     1,748  (O)       4,216  (G)  117,518    1,556   1,122 (B) 120,196
  Foreign Currency Exchange...       --       --      (7,473)      --             7,473  (H)      --       --       --         --
  Merger-related Expenses.....       --       --       2,361       --            (1,136) (I)    1,225      --       --       1,225
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
    Total Operating
      Expenses ...............   455,300   30,977    275,909    (7,648)          18,876       773,414   14,518   1,450     789,382
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Operating Income (Loss) ......    64,249   (4,861)    66,353     7,648          (18,876)      114,513    2,754  (1,450)    115,817
Interest Expense, net ........    54,425    1,210     52,363       855  (P)         (15) (J)  108,838      365   3,145 (C) 112,348
Other Income, net.............        17      --         --        --             7,473  (K)    7,490      --      --        7,490
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Income (Loss) Before
  Provision for Income Taxes
  and Minority Interest ......     9,841   (6,071)    13,990     6,793          (11,388)       13,165    2,389  (4,595)     10,959
Provision for Income Taxes ...    10,579      805      6,290      (223) (Q)         942  (L)   18,393      896  (1,778)(D)  17,511
Minority Interests in
    Earnings of Subsidiaries..       322      --         --        339  (R)         --            661      --      --          661
                               ---------   --------  --------   ---------       ---------    --------  --------   -----   --------
Income (Loss) from
  Continuing  Operations ..... $  (1,060) $(6,876)  $  7,700    $6,677         $(12,330)     $ (5,889) $ 1,493 $(2,817)   $ (7,213)
                               =========   ========  ========   =========       =========    ========  ========  =====    =========
Loss from Continuing
   Operations per Common
   Share - Basic and Diluted.. $   (0.03)                                                                                 $  (0.13)
                               =========                                                                                  =========
Weighted Average Common
   Shares Outstanding - Basic
   and Diluted ...............    33,345                         2,063  (S)      18,784  (M)   54,192                       54,192
                               =========                        =========       =========    ========                     =========
EBITDA .......................  $129,671  $(2,384)  $104,896    $9,396         $ (8,323)     $233,256  $ 4,310  $ (328)   $237,238
                               =========   ========  ========   =========       =========    ========  ========  =====    =========

(1) See Schedule A for detail of the 1999 Pro Forma Acquisitions. Includes adjustments for the 1999 debt and equity offerings.

(2) Includes adjustments for the 1999 debt and equity offerings.



    The accompanying notes are an integral part of these pro forma financial statements.

                                                                    SCHEDULE A


                           IRON MOUNTAIN INCORPORATED
                   SCHEDULE OF 1999 PRO FORMA ACQUISITIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                           FIRST
                                               IRON      AMERICAN                                        1999
                                             MOUNTAIN     RECORDS     DATA                            PRO FORMA
                                              EUROPE    MANAGEMENT    BASE     MEMOGARDE    OTHER   ACQUISITIONS
                                             --------   ----------  --------   ---------  --------- ------------
Revenues:
    Storage ..............................     $3,178    $ 1,687     $ 6,781      $1,847     $5,469    $18,962
    Service and Storage Material Sales ...      2,032      1,165         415         902      2,640      7,154
                                             --------   ----------  --------   ---------    -----   ------------
        Total Revenues ...................      5,210      2,852       7,196       2,749      8,109     26,116

Operating Expenses:
    Cost of Sales (Excluding Depreciation)      2,624      1,816       3,254         826      4,098     12,618
    Selling, General and Administrative ..      1,313      3,258       8,695         719      1,897     15,882
    Depreciation and Amortization ........        608        153         873         271        572      2,477
                                             --------   --------    --------    --------   --------   --------
        Total Operating Expenses .........      4,545      5,227      12,822       1,816      6,567     30,977
                                             --------   --------    --------    --------   --------   --------
Operating Income (Loss) ..................        665     (2,375)     (5,626)        933      1,542     (4,861)
Interest Expense, net ....................        200        161         491         151        207      1,210
                                             --------   --------    --------    --------   --------   --------
Income (Loss) Before Provision for Income
   Taxes and Minority Interest ...........        465     (2,536)     (6,117)        782      1,335     (6,071)
Provision for Income Taxes ...............        215       --           --          408        182        805
                                             --------   --------    --------    --------   --------   --------
Income (Loss) from Continuing Operations..     $  250    $(2,536)    $(6,117)     $  374     $1,153    $(6,876)
                                             ========   ========    ========    ========   ========   ========

EBITDA ...................................     $1,273    $(2,222)    $(4,753)     $1,204     $2,114    $(2,384)
                                             ========   ========    ========    ========   ========   ========

--------------------------------------------

(1) Represents historical results of operations for each 1999 Pro Forma Acquisition for the period in 1999 prior to the time it was acquired, unless otherwise noted. See "Overview" in the accompanying notes.

    The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

OVERVIEW

DSC ACQUISITION

     On May 1, 2000, Iron Mountain acquired certain assets and assumed certain liabilities of DSC pursuant to an agreement dated February 18, 2000. The Company acquired substantially all of the operating assets and liabilities of DSC excluding cash, real estate and long-term debt. Iron Mountain did not acquire or assume any assets or liabilities associated with DSC's Pensacola, Florida records management business. The acquisition has been accounted for as a purchase and DSC is included in Iron Mountain's consolidated financial results from the date of acquisition. The accompanying pro forma financial statements do not include adjustments to remove the assets and liabilities or the results of operations related to DSC's Pensacola, Florida records management business as the impact is immaterial.

     Total consideration was $54.0 million in cash. The Company funded the purchase with borrowings under its revolving credit facility.

     The assets acquired by Iron Mountain included tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles and racking) and intangible personal property regularly used in DSC's records management business. Iron Mountain intends to use the acquired property and equipment in the operation of its records management business in the United States.

PIERCE LEAHY ACQUISITION

     On February 1, 2000, Iron Mountain completed its merger with Pierce Leahy for total consideration of approximately $1.1 billion, which consisted of common stock, options to acquire common stock and the assumption of debt. Pierce Leahy was the surviving legal entity and immediately changed its name to Iron Mountain Incorporated. Although Pierce Leahy is the surviving legal entity, Iron Mountain is considered the acquirer for accounting purposes.

     The merger consideration resulted in the equivalent of a fixed exchange ratio of 1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. The exchange ratio was effected by Pierce Leahy paying, prior to the merger, a stock dividend of one share of Pierce Leahy common stock for each 10 shares then outstanding. The Pierce Leahy common stock was exchanged for shares of Iron Mountain common stock. Each outstanding share of Iron Mountain common stock was converted into one share of common stock of the combined entity.

         The transaction has been accounted for as a reverse acquisition. The purchase price of Pierce Leahy is based upon the fair value of Pierce Leahy common stock and options to acquire Pierce Leahy common stock, the fair value of the assumed debt on the date that the merger was completed and transaction costs. As the common stock exchange ratio is fixed, the fair value of Pierce Leahy common stock is based upon the stock price on the date the merger was announced.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The calculation of the purchase price as of February 1, 2000 is as follows (in millions):

         Fair Value of Common Stock Issued (1)                      $  444.0
         Fair Value of Stock Options (2)                                25.0
         Fair Value of Debt Assumed (3)                                584.9
         Transaction Costs                                               4.1
                                                                    --------
             Total Purchase Price                                   $1,058.0
                                                                    ========


(1) Based on 18,783,813 outstanding shares of Pierce Leahy common stock at February 1, 2000 at a fair value of $23.64 per share. Both the numbers of shares and share price reflect an adjustment for Pierce Leahy's January 2000 10% stock dividend.

(2) Based on options to acquire 1,563,566 shares of Pierce Leahy common stock at February 1, 2000 after giving effect to the January 2000 10% stock dividend.

(3) Calculated based on the outstanding balances and the quoted market prices when the merger was completed on February 1, 2000.

     A number of Pierce Leahy shareholders are parties to a certain shareholders' agreement, dated October 20, 1999. This agreement restricts the ability of these shareholders to sell 5.7 million shares of Iron Mountain common stock (after giving effect to the stock dividend) for up to five years after the merger. Iron Mountain may obtain an appraisal to determine the fair value of these restricted shares. Iron Mountain believes that, due to these restrictions, the actual fair value of these restricted shares could be less than the $23.64 per share value used for purposes of calculating the purchase price. Accordingly, Iron Mountain would record a corresponding decrease in equity, goodwill and goodwill amortization from the amounts used in the accompanying pro forma financial statements. If the resale restrictions result in a 10% discount to the fair value of the shares, there would be a reduction of approximately $13 million of equity and goodwill and $0.5 million of goodwill amortization annually.

1999 PRO FORMA ACQUISITIONS

     In January 1999, Iron Mountain acquired a controlling 50.1% interest in Iron Mountain Europe (f.k.a. Britannia Data Management Limited) for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited, the Company's existing data security services business in London. In April 1999, Iron Mountain acquired Data Base and related real estate for total consideration of $115.0 million, consisting of cash, assumed debt and common stock. In April 1999, Iron Mountain also acquired FARM for total consideration of $41.5 million in cash. In June 1999, Iron Mountain Europe acquired a controlling 50.1% interest in Memogarde for total consideration of $16.9 million, consisting of cash and assumed debt. The aggregate purchase price for the four remaining 1999 pro forma acquisitions, comprising Midtown, Central File, Iron Mountain Europe's acquisition of Stortext and a 50.1% interest in Sistemas de Archivo Corporativo, was $30.3 million in cash and assumed debt. All of these acquisitions are referred to collectively as the "1999 Pro Forma Acquisitions".

IRON MOUNTAIN EUROPE

     In January 1999, Iron Mountain purchased a controlling 50.1% interest in Iron Mountain Europe for total consideration of $49.3 million, consisting of cash and the capital stock of Arcus Data Security Limited.

     Iron Mountain Europe has an April 30 fiscal year end. Iron Mountain consolidates Iron Mountain Europe using an October 31 fiscal year end. Accordingly, the Iron Mountain Pro Forma Statements of Operations for the year ended December 31, 1999 include Iron Mountain Europe's results for the year ended October 31, 1999.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The financial statements of Iron Mountain Europe, Memogarde and Stortext have been prepared in accordance with U.S. generally accepted accounting principles and have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." The functional currencies of Iron Mountain Europe, Memogarde, and Stortext are Pounds Sterling, French Francs and Pounds Sterling, respectively. Revenues and expenses have been translated into U.S. dollars at the average exchange rate in effect during the period translated.

DATA BASE ACQUISITION

     On April 8, 1999, Iron Mountain acquired Data Base and related real estate for $115.0 million including transaction costs. As part of the total consideration, Iron Mountain issued 1,476,577 shares of common stock with a fair value of $46.0 million. On May 18, 1999, Iron Mountain repurchased all of the shares issued in connection with the Data Base acquisition from the former shareholders of Data Base for $39.5 million, with a portion of the net proceeds from the 1999 equity offering.

PURCHASE PRICE ALLOCATION

     The aggregate consideration paid for the 1999 Pro Forma Acquisitions and the Pierce Leahy and DSC acquisitions was $1.4 billion. The excess of the purchase price over the book value of the net assets acquired for each of the acquisitions was allocated to tangible and intangible assets, based on our estimate of the fair value of the net assets acquired. The following allocation of the aggregate purchase price of DSC and Pierce Leahy is based on the fair value of net assets acquired as of the respective acquisition dates and is subject to adjustment, based on the final determination of the fair value. Management believes that the final allocation of the purchase price of the 1999 Pro Forma Acquisitions will not differ materially from the preliminary estimated amounts.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)



                                                                       (in millions)
DSC (1):
      Current Assets ...............................................   $      2.7
      Property, Plant and Equipment ................................          7.3
      Goodwill .....................................................         42.0
      Other Long-term Assets .......................................          3.0
      Current Liabilities ..........................................         (1.0)
                                                                          --------
       Purchase Price of DSC .......................................                    54.0

PIERCE LEAHY (2):
      Current Assets ...............................................   $     76.6
      Property, Plant and Equipment ................................        279.8
      Goodwill .....................................................        787.5
      Other Long-term Assets .......................................          8.1
      Current Liabilities ..........................................        (83.5)
      Deferred Income Taxes ........................................        (10.5)
                                                                          --------
       Purchase Price of Pierce Leahy ..............................                 1,058.0

1999 PRO FORMA ACQUISITIONS:
      Current Assets ...............................................   $     32.0
      Property, Plant and Equipment ................................         69.3
      Goodwill .....................................................        235.9
      Other Long-term Assets .......................................          2.2
      Current Liabilities ..........................................        (25.9)
      Deferred Income Taxes ........................................         (2.1)
      Long-term Debt ...............................................        (15.2)
      Other Long-term Liabilities ..................................         (0.1)
      Minority Interest ............................................        (43.1)
                                                                          --------
        Purchase Price of 1999 Pro Forma Acquisitions ..............                $  253.0
                                                                                    --------
        Total Purchase Price of DSC, Pierce Leahy and the 1999
          Pro Forma Acquisitions ...................................                $1,365.0
                                                                                    ========

(1) The purchase price allocation is preliminary and is subject to finalization of the assessment of the fair value of fixed assets, operating leases, and deferred income taxes.

(2) The purchase price allocation is preliminary and is subject to finalization of the assessment of the fair value of fixed assets, operating leases, restricted common stock, and deferred income taxes.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The 1999 Pro Forma Acquisitions are assumed to be financed as follows (in millions):

     Fair value of common stock issued ..............................     $ 46.0
     Net proceeds from the 1999 debt offering .......................      145.0
     Net proceeds from the 1999 equity offering .....................       41.3
     Borrowing's under Iron Mountain Europe's line of credit ........       13.4
     Assumption of long-term debt ...................................        4.8
     Capital Stock of Arcus Data Security Limited ...................        2.5
                                                                          ------
       Purchase Price of 1999 Pro Forma Acquisitions ................              $ 253.0
                                                                                   =======

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

STATEMENTS OF OPERATIONS

PRO FORMA ADJUSTMENTS - DSC

     The accompanying Pro Forma Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999 have been prepared as if the DSC acquisition had occurred on January 1, 1999 and reflects the following pro forma adjustments (in millions):

(A) To adjust rent expense to new lease rates negotiated in connection with the acquisition.

(B) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Plant and equipment are depreciated over three to 15 years, goodwill is amortized over 30 years and covenants not-to-compete are amortized over five years on a straight-line basis.

(C) Pro forma adjustments to interest expense consist of the following:

                                                                                      SIX MONTHS ENDED      YEAR ENDED
                                                                                        JUNE 30, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
Reverse interest expense on debt of DSC retired or not assumed.........                  $ (0.1)            $  (0.4)

Record interest expense on the additional debt used to finance the DSC acquisition assumed to be financed under our
  revolving credit facility ...........................................                    1.2                  3.5
                                                                                        --------            --------
             Total ....................................................                  $  1.1             $   3.1
                                                                                        ========            ========

(D) To adjust the provision for income taxes to a 40% rate on pro forma income.

PRO FORMA ADJUSTMENTS - PIERCE LEAHY

     The accompanying Pro Forma Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999 have been prepared as if the Pierce Leahy acquisition had occurred on January 1, 1999 and reflects the following pro forma adjustments (in millions):

                                                                                      SIX MONTHS ENDED      YEAR ENDED
                                                                                        JUNE 30, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
(E) Costs of Sales (excluding depreciation)

    To reflect the normalization of rent expense ............................             $ --               $  0.2

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ...............................................              (2.4)              (20.6)
                                                                                         -------            --------
                                                                                          $(2.4)             $(20.4)
                                                                                         =======            ========

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


                                                                                      SIX MONTHS ENDED      YEAR ENDED
                                                                                        JUNE 30, 2000    DECEMBER 31, 1999
                                                                                       --------------    -----------------
(F) Selling, General and Administrative

    To conform Pierce Leahy's classification of cost of sales and selling, general and administrative expenses to Iron
    Mountain's classification ..............................................            $ 2.4               $ 20.6

    To conform Pierce Leahy's accounting for customer acquisition
    costs to Iron Mountain's accounting ....................................               --                  8.1
                                                                                       --------            ---------
                                                                                        $ 2.4               $ 28.7
                                                                                       ========             ========
(G) Depreciation and Amortization

    Amortization of goodwill created in the merger based on a
    30-year life ...........................................................            $ 1.2               $ 14.9

    To adjust depreciation and amortization for Iron Mountain's estimation of useful lives of Pierce Leahy's fixed assets and
    intangible assets ......................................................             (0.9)               (10.7)
                                                                                       -------              --------
                                                                                        $ 0.3               $  4.2
                                                                                       =======              ========

(H) Foreign Currency Exchange

    To conform Pierce Leahy's classification of foreign currency exchange gain to Iron Mountain's classification

(I)  Merger-related Expenses

     To reverse expenses directly attributable to the acquisition and expensed by Pierce Leahy. These expenses consist of compensation expense related to the acceleration of certain stock options, financial advisor, legal, accounting and SEC fees

(J)  Interest Expense

     Reverse amortization of Pierce Leahy's deferred financing costs in
     connection with the adjustment to fair value of debt assumed ..........            $(0.1)                (1.6)

     Record the amortization related to fair value adjustment of
     debt assumed ..........................................................              --                   0.2

     Record amortization of deferred financing costs in connection
     with the new credit facility ..........................................              0.1                  0.4

     Record interest on borrowings associated with the transaction costs of the merger, registration of shares of common stock and deferred financing costs associated with the credit
     agreement amendment ...................................................              --                   0.6

     Reverse interest on Pierce Leahy's revolving credit facility ..........             (1.4)               (12.3)

     Record interest on Iron Mountain's revolving credit facility
     at 7.48% and 7.03%, respectively ......................................              1.0                 11.5

     Record interest on additional debt incurred by Pierce Leahy
     through February 1, 2000 ..............................................              --                   1.2
                                                                                       --------             ---------

                                                                                       $ (0.4)              $   --
                                                                                       =======              =========

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The impact of a 1/8% change in the interest rate on pro forma borrowings under Iron Mountain's revolving credit facility for the six months ended June 30, 2000 and the year ended December 31, 1999 are $0.1 million and $0.3 million, respectively.


(K) Other Expense, net

    To conform Pierce Leahy's classification of foreign currency exchange gain to Iron Mountain's classification

(L) Provision for Income Taxes

    To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill and other nondeductible expenses

(M) To adjust the pro forma weighted average common shares outstanding as if the merger with Pierce Leahy had occurred on January 1, 1999, including the effect of the 10% stock dividend


PRO FORMA ADJUSTMENTS - 1999 PRO FORMA ACQUISITIONS AND FINANCING TRANSACTIONS

     The accompanying Pro Forma Statement of Operations for the year ended December 31, 1999 has been prepared as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999 and reflect the following pro forma adjustments:

(N) To reverse one-time bonus payments, other non-recurring compensation expenses and broker's fees directly attributable to the Data Base and FARM acquisitions.

(O) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining useful lives and the amortization of goodwill. Property, plant and equipment are depreciated over three to 50 years, goodwill is amortized over 25 to 30 years, software is amortized over three years and covenants not-to-compete are amortized over two to five years on a straight-line basis.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

(P) Pro forma adjustments to interest expense consist of the following (in millions):

                                                                                    YEAR ENDED
                                                                                 DECEMBER 31, 1999
                                                                                 ------------------
          ACQUISITION ADJUSTMENTS:

          Reverse interest expense on debt of the acquired companies
             retired or not assumed ......................................         $          (0.8)

          Record interest expense on the additional debt used to finance the 1999 acquisitions assumed to be financed under our
             revolving credit facility ...................................                     2.4


         FINANCING ADJUSTMENTS:

         Reverse interest expense on our revolving credit facility debt assumed to be retired with the net proceeds from the 1999
             debt offering and a portion of the net proceeds from the
             1999 equity offering ..............................................             $(4.5)

         Record interest expense related to our 1999 debt offering,
             including amortization of deferred financing fees .................               3.8
                                                                                           --------
                 Total Acquisition and Financing Adjustments ...................             $ 0.9
                                                                                            =======

(Q) To adjust the provision for income taxes to a 40% rate on domestic pro forma income before nondeductible goodwill amortization and other nondeductible expenses, and adjust to foreign statutory rates on foreign pro forma income before nondeductible goodwill.

(R) To record the 49.9% minority interest in the net income of Memogarde, Stortext, Sistemas de Archivo Corporativo and Iron Mountain Europe.

(S) To adjust the pro forma weighted average common shares outstanding as if the 1999 Pro Forma Acquisitions, the 1999 equity offering, and the 1999 debt offering had occurred on January 1, 1999. The number of shares of common stock issued and repurchased, and the adjustments, are as follows (in thousands):

                                               Total
                                             Number of
                                           Shares Issued          Year Ended
       TRANSACTIONS:                       or Repurchased     December 31, 1999
                                           --------------     -----------------
       1999 equity offering ...........         5,750              2,063
       Data Base ......................         1,477                393
       Repurchase of Data Base shares..        (1,477)              (393)
                                              ---------          ---------
           Net shares issued ..........         5,750              2,063
                                              =========          =========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  IRON MOUNTAIN INCORPORATED
                                        (Registrant)



AUGUST 15, 2000                   By: /S/ JEAN A. BUA
  (date)                          ----------------------------------
                                  Jean A. Bua
                                  Vice President and Corporate Controller
                                  (Principal Accounting Officer)